UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2020 (August 10, 2020)

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road

Estero, Florida 33928

239 301-7000

(Address, including Zip Code, and
telephone number, including area code,
of registrant's principal executive offices)

Not Applicable

Not Applicable

(Former name, former address and
former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock par value $0.01 per share	HTZ	New York Stock Exchange
The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2020, Jamere Jackson resigned from his position as Executive Vice President and Chief Financial Officer of Hertz Global Holdings, Inc. (“HGH”) and The Hertz Corporation (“Hertz”) (collectively, the “Company”), effective August 14, 2020 (the “Transition Date”). Mr. Jackson will remain at the Company until September 11, 2020 in order to assist in the transition of his responsibilities and will forfeit his retention bonus under the Company’s Key Employee Retention Program.

On August 13, 2020, the Board appointed R. Eric Esper, the Company’s Senior Vice President and Chief Accounting Officer of the Company, to serve as Executive Vice President of Finance, Chief Financial Officer of the Company, effective on the Transition Date.

Mr. Esper, 39, has served as Senior Vice President and Chief Accounting Officer of the Company since November 2018. He previously served as Vice President and Controller of the Company beginning March 2018. From July 2010 to March 2018, Mr. Esper held a variety of financial leadership roles with Norwegian Cruise Line Holdings Ltd., a worldwide cruise line company, most recently as Vice President, Brand Finance & Strategy, and Vice President and Controller. Mr. Esper is also a Certified Public Accountant.

In connection with Mr. Esper’s promotion, his annual base salary was increased to $510,000 and his annual bonus target under the Company’s annual bonus plan was set at 75% of his annual base salary, in each case, effective on the Transition Date.

The selection of Mr. Esper to serve as Executive Vice President of Finance, Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Esper and any director or executive officer of the Company, and there are no transactions between Mr. Esper and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

On August 13, 2020, the Board appointed Kenny K. Cheung, the Company’s Senior Vice President, Head of Global Financial Planning & Analysis (“FP&A”) and Chief Financial Officer, North America, to serve as Executive Vice President of Finance, Chief Operational Finance and Restructuring Officer of the Company, effective on the Transition Date.

Mr. Cheung, 38, has served as Senior Vice President of Global FP&A and Chief Financial Officer, North America at the Company. He joined the Company in December 2018. He previously held a variety of financial leadership roles with Nielsen Holdings, PLC (“Nielsen”), an information, data and measurement firm, most recently as Global Chief Audit Executive, and prior to that as a regional Chief Operating Officer after holding the position of regional Chief Financial Officer. Prior to Nielsen, Mr. Cheung worked for General Electric in various roles across Supply Chain, Operations, and FP&A.

In connection with Mr. Cheung’s promotion, his annual base salary was increased to $510,000 and his annual bonus target under the Company’s annual bonus plan was set at 75% of his annual base salary, in each case, effective on the Transition Date.

The selection of Mr. Cheung to serve as Executive Vice President of Finance, Chief Operational Finance and Restructuring Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Cheung and any director or executive officer of the Company, and there are no transactions between Mr. Cheung and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

By:	/ s/ M. David Galainena
Name:	M. David Galainena
Title:	Executive Vice President, General Counsel and Secretary

Date:  August 14, 2020